SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 19, 2002


                                QWEST CORPORATION
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             (Exact name of registrant as specified in its charter)


                                    Colorado
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                 (State or other jurisdiction of incorporation)




                001-03040                           84-0273800
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        (Commission File Number)         (IRS Employer Identification No.)



    1801 California Street      Denver, Colorado                 80202
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    (Address of principal executive offices)                   (Zip Code)



        Registrant's telephone number, including area code: 303-992-1400
                                                            ------------


                                 Not applicable
                            ------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  Other Events.

Qwest Corporation (the "company"), a wholly owned subsidiary of Qwest Communications International Inc. ("QCII"), will not file its quarterly report on Form 10-Q due today. QCII has previously disclosed that it expects to restate prior periods as a result of its determination that certain accounting policies and practices were inappropriately applied and certain transactions were recorded incorrectly. QCII is continuing to analyze its accounting policies and practices in consultation with its new auditors, KPMG LLP. In addition, QCII has underway a review of its internal controls. QCII will attempt to conclude these analyses promptly, however, as a result of the change in auditors and the ongoing investigation by the U.S. Securities and Exchange Commission, QCII has indicated that it cannot state with certainty when a restatement will be completed.

In connection with QCII's ongoing analysis the company has not found that any of the misapplications of, or changes in, accounting policies disclosed by QCII require adjustments to the company's financial statements. However, until the company completes the analysis of the nature, scope and impact of any potential adjustments to its financial statements, KPMG cannot complete its review of the company's Form 10-Q for the second quarter. At this time the company has not quantified any potential adjustments, nor determined what period or periods may be impacted. The company is working with KPMG to complete its analysis as quickly as possible, and will promptly make appropriate disclosure and filings once the company has determined whether or not an adjustment is required and the scope and impact of any adjustment.

Forward Looking Statements Warning
----------------------------------

This Current Report on Form 8-K contains projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by QCII or the company (together with its affiliates, "Qwest", "we" or "us") with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: the duration and extent of the current economic downturn in our 14-state local service area, including its effect on our customers and suppliers; the effects of QCII's anticipated restatement of historical financial statements including delays in or restrictions on our ability to access the capital markets or other adverse effect to our business or financial position; QCII's substantial indebtedness, and any inability of QCII to restructure its $3.4 billion credit facility prior to failing to comply with financial covenants contained therein or any inability of QCII to complete efforts to delever its balance sheet through asset sales or other transactions; any adverse outcome of the SEC's current investigation into QCII's accounting policies, practices and procedures; any adverse outcome of the U.S. Attorney's Office in Denver current investigation into certain matters relating to QCII; adverse results of increased review and scrutiny of QCII by Congress, regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; the failure of QCII's chief executive and chief financial officers to provide certain certifications relating to certain public filings; QCII's cash needs, which are likely to consume much of our net income in the foreseeable future; rapid and significant changes in technology and markets; failure to achieve the projected synergies and financial results expected to result from QCII's acquisition of U S WEST,

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

and difficulties in combining the operations of the combined company; QCII's future ability to provide interLATA services within our 14-state local service area; potential fluctuations in quarterly results; intense competition in the markets in which we compete; changes in demand for our products and services; adverse economic conditions in the markets served by us; dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting our business; adverse developments in commercial disputes or legal proceedings; and changes in the outcome of future events from the assumed outcome included in our significant accounting policies. The information contained in this Current Report on Form 8-K is a statement of Qwest's present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest's assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest's assumptions or otherwise. This Current Report on Form 8-K includes analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

By including any information in this Current Report on Form 8-K, Qwest does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        QWEST CORPORATION



DATE:    August 19, 2002                By: /s/ YASH A. RANA
                                            ----------------------
                                            Yash. A. Rana
                                            Secretary


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